Exhibit 10.3

October __, 2022

Creatd, Inc.

419 Lafayette Street

6th Floor

New York, NY 10003

Re. Creatd, Inc.

Ladies and Gentlemen:

The undersigned, acknowledges that is the holder of the following securities of Creatd, Inc. (the “Company”):

(i)	Original Issue Discount Senior Convertible Debenture issued on May 31, 2022, in the original principal amount of $_______ (the “May 2022 Debenture” and a “Debenture”);

(ii)	Original Issue Discount Senior Convertible Debenture issued on July 25 31, 2022, in the original principal amount of $_______ (the “July 2022 Debenture”, a “Debenture” and together with the May 2022 Debenture, the “Debentures”);

(iii)	Series C Common Stock Purchase Warrant issued on May 31, 2022 (the “Series C Warrant” and a “Warrant”) to purchase _____ shares of common stock, par value $0.001 (the “Common Stock”) of the Company;

(iv)	a Series D Common Stock Purchase Warrant issued on May 31, 2022 (the “Series D Warrant” and a “Warrant”) to purchase _____ shares of Common Stock;

(v)	a Series E Common Stock Purchase Warrant issued on July 25, 2022 (the “Series E Warrant” and a “Warrant”) to purchase _____ shares of Common Stock; and

(vi)	a Series F Common Stock Purchase Warrant issued on July 25, 2022 (the “Series F Warrant”, a “Warrant”, and together with the Series C Warrant, the Series D Warrant, and the Series E Warrant, the “Warrants”) to purchase _____ shares of Common Stock.

For purposes of this letter agreement, the Debentures and the Warrants, together shall be referred to as the “Securities”.

The undersigned further acknowledges that each of the Securities is one of a series of each such security, and the undersigned’s pro rata percentage of such series of securities is ___% (the “Pro-Rata Percentage”).

In regard to the foregoing, the undersigned acknowledges that it is the intent of the Company to issue one or more Original Issue Discount Senior Convertible Debentures (each, a “New Debenture”) to a certain accredited investor (the “New Investor”) for aggregate proceeds to the Company of no less than $1,500,000. In connection with the New Debentures, the Company has agreed pursuant to the terms of a registration rights agreement to register the shares of Common Stock issuable upon conversion of each New Debenture for which the Company received proceeds in excess of $750,000.00, in a registration statement (each, a “New Investor Registration Statement”) filed with the Securities and Exchange Commission (the “SEC”). For purposes of this agreement the date upon which each New Investor Registration Statement shall be declared effective by the SEC shall be referred to as a “New Investor Effective Date”. By its signature hereto the undersigned hereby consents to the issuance of the New Debentures and waives any provision in any transaction document entered into in connection with the Securities that would prohibit such issuance.

To induce the New Investor to purchase the New Debentures from the Company and provided that the undersigned receives the applicable Payment Amount (as hereinafter defined), the undersigned hereby agrees that, without the prior written consent of the Company, the undersigned will not, during the period beginning on the date hereof and ending 30 days after earlier of (a) the latest applicable New Investor Effective Date, (b) the date that the shares underlying the New Debentures may be resold pursuant to Rule 144 under the Securities Act of 1933, as amended and April 30, 2023 (the “Lock-Up Period”), (1) offer, pledge, sell, contract to sell, grant, lend, or otherwise transfer or dispose of, directly or indirectly, (A) any shares of the Company’s Common Stock received or to be received in connection with any conversion of the Debentures and (B) shares of the Company’s Common Stock received or to be received in connection with an exercise of in excess of 25% of the Warrants held on the date hereof , (collectively, the “Lock-Up Securities” which for clarification shall not include any shares of Common Stock acquired by the undersigned in the open market prior to, on or following the date hereof or shares of Common Stock issued or issuable pursuant to any other securities of the Company that are not Lock-Up Securities)); (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Lock-Up Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Lock-Up Securities, in cash or otherwise; (3) make any demand for or exercise any right with respect to the registration of any Lock-Up Securities; or (4) publicly disclose the intention to make any offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge or other arrangement relating to any Lock-Up Securities (the “Lock-Up”). Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer Lock-Up Securities without the prior written consent of the Company in connection with (a) transfers of Lock-Up Securities as a bona fide gift, by will or intestacy or to a family member or trust for the benefit of a family member (for purposes of this letter agreement, “family member” means any relationship by blood, marriage or adoption, not more remote than first cousin); (c) transfers of Lock-Up Securities to a charity or educational institution; or (d) if the undersigned, directly or indirectly, controls a corporation, partnership, limited liability company or other business entity, any transfers of Lock-Up Securities to any shareholder, partner or member of, or owner of similar equity interests in, the undersigned, as the case may be; provided that in the case of any transfer pursuant to the foregoing clauses (b), (c) or (d), (i) any such transfer shall not involve a disposition for value, (ii) each transferee shall sign and deliver to the Company a letter agreement substantially in the form of this letter agreement and (iii) no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made.

The undersigned shall not be bound by the foregoing obligations in respect of the Lock-Up Securities, and the Lock-Up shall be null and void, unless it shall have received from the proceeds of the sale of each New Debenture an amount equal to the product of (a) the greater of (i) $750,000 and (ii) 50% of the gross proceeds paid to the Company in respect of such New Debenture times (b) the undersigned’s Pro Rata Percentage (each such payment, a “Payment Amount”). Any Payment Amounts shall be first allocated to the amounts owing under the July 2022 Debenture while any amounts owing thereunder remaining outstanding and then to the May 2022 Debenture, unless otherwise directed in writing by the undersigned.

In addition to the payment of the aforementioned Payment Amount, from time to time the Company may issue additional Original Issue Discount Senior Convertible Debentures, Common Stock or other similar securities for gross proceeds to the Company in the aggregate of not less than $750,000 (“Subsequent Issued Securities”) following the issuance of a New Debenture provided that the Company shall use the gross proceeds thereof make payment to the undersigned in an amount of not less than the product of (a) greater of (i) $750,000 and (ii) 50% of the gross proceeds paid to the Company in respect of such Subsequent Issue Securities times (b) the undersigned’s Pro Rata Percentage at any time (each, a “Subsequent Payment Amount”). The undersigned hereby agrees that, upon receipt of each such Subsequent Payment Amount, without the prior written consent of the Company or the undersigned, the undersigned will not, during the period beginning on the date hereof and ending 30 days after the payment of a Subsequent Payment Amount (each, a “Subsequent Lock-Up Period”), (1) offer, pledge, sell, contract to sell, grant, lend, or otherwise transfer or dispose of, directly or indirectly, the Lock-Up Securities; (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Lock-Up Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Lock-Up Securities, in cash or otherwise; (3) make any demand for or exercise any right with respect to the registration of any Lock-Up Securities; or (4) publicly disclose the intention to make any offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge or other arrangement relating to any Lock-Up Securities (each, a “Subsequent Lock-Up”). Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer Lock-Up Securities without the prior written consent of the Company in connection with (a) transfers of Lock-Up Securities as a bona fide gift, by will or intestacy or to a family member or trust for the benefit of a family member (for purposes of this letter agreement, “family member” means any relationship by blood, marriage or adoption, not more remote than first cousin); (c) transfers of Lock-Up Securities to a charity or educational institution; or (d) if the undersigned, directly or indirectly, controls a corporation, partnership, limited liability company or other business entity, any transfers of Lock-Up Securities to any shareholder, partner or member of, or owner of similar equity interests in, the undersigned, as the case may be; provided that in the case of any transfer pursuant to the foregoing clauses (b), (c) or (d), (i) any such transfer shall not involve a disposition for value, (ii) each transferee shall sign and deliver to the Company a letter agreement substantially in the form of this letter agreement and (iii) no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made.

Notwithstanding the foregoing, prior to the issuance of any transaction involving the issuance of potential Subsequent Issued Securities, the Company provide the undersigned a right of first refusal in respect of such issuance on the same terms.

As a condition to the receipt of a Payment Amount or Subsequent Payment Amount, upon receipt of a the Payment Amount or Subsequent Payment Amount, as required above, the undersigned will exchange its Series F Warrant and its Series E Warrant for an Amended and Restated Common Stock Purchase Warrant of the Company (in the form attached hereto as Exhibit A, each, an “Amended Warrant”), and, if required, then each of its Series D Warrant and its Series C Warrant, for an additional Amended Warrant as follows:

The initial exchange of the Series F Warrant and Series E Warrant, effective upon receipt by the undersigned of the Payment Amount shall be referred to in this letter agreement as the “Initial Exchange”. Each Amended Warrant issued in the Initial Exchange shall be exercisable into 50% of the Initial Exchange Reduced Share Amount. For purposes of this Letter Agreement, the “Initial Exchange Reduced Share Amount” shall be an amount of shares equal to the original aggregate amount of shares issuable under the Series F Warrant and Series E Warrant minus 75% of an amount equal to the original aggregate amount of shares issuable under the Series F Warrant and Series E Warrant multiplied by the amount obtained by dividing the Payment Amount by the original principal amount of the July 2022 Debenture, rounded to the next whole share. By way of example only, if the original aggregate amount of shares issuable under the Series F Warrant and Series E Warrant was 100 shares, or 50 shares each, the applicable Payment Amount is $15.00 and the original principal amount of the July 2022 Debenture was $100.00, the aggregate amount of shares into which the Amended Warrants may be exercised will be 90 shares, or 45 shares each.

Following the Initial Exchange, upon receipt by the undersigned of a Subsequent Payment Amount, if any, each Amended Warrant issued in exchange of the Series D Warrant and Series C Warrant, shall similarly be exercisable into 50% of the Second Exchange Reduced Share Amount. For purposes of this Letter Agreement, the “Second Exchange Reduced Share Amount” shall be an amount of shares equal to the original aggregate amount of shares issuable under its Series D Warrant and Series C Warrant minus 75% of an amount equal to the original aggregate amount of shares issuable under the Series D Warrant and Series C Warrant multiplied by the inverse of the amount obtained by dividing the applicable Subsequent Payment Amount by the original principal amount of the May 2022 Debenture, rounded to the next whole share.

No provision in this agreement shall be deemed to restrict or prohibit the exercise, exchange or conversion by the undersigned of any securities purchased in the open market or issued or issuable upon exercise or exchange or conversion of securities of the Company other than the Lock-Up Securities, as applicable; provided that the undersigned does not transfer the shares of Common Stock acquired on such exercise, exchange or conversion of the Lock-Up Securities during the Lock-Up Period or a Subsequent Lock-Up Period, as applicable, unless otherwise permitted pursuant to the terms of this letter agreement.

The undersigned understands that the Company and the New Investor are relying upon this letter agreement. The undersigned further understands that this letter agreement is irrevocable and shall be binding upon the undersigned’s heirs, agents, successors and assigns.

[SIGNATURE PAGE FOLLOWS]

Very truly yours,

(Name - Please Print)

(Signature)

(Name of Signatory, in the case of entities - Please Print)

(Title of Signatory, in the case of entities - Please Print)

Address:

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